Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: +352 2469 7950
E: Michelle.Esterman@altisource.lu

ALTISOURCE ANNOUNCES FIRST QUARTER RESULTS

Luxembourg, April 23, 2015 - Altisource Portfolio Solutions S.A. (“Altisource”) (NASDAQ: ASPS) today reported financial results for the first quarter 2015.

First Quarter 2015 Results Compared to First Quarter 2014:

•                  Service revenue of $207.8 million, a 1% decrease

•                  Net income attributable to Altisource of $3.7 million, a 91% decrease

•                  Adjusted net income attributable to Altisource(1) of $11.8 million, a 76% decrease

•                  Diluted earnings per share of $0.18, an 89% decrease

•                  Adjusted diluted earnings per share(1) of $0.56, a 72% decrease

“I am pleased with our first quarter accomplishments.  Not only are we executing on our growth initiatives, we are also making good progress on the cost reduction plan we implemented during the first quarter.  First quarter 2015 net income included $13.6 million of expenses related to terminated employees and contractors and other out-of-the-ordinary items.  Absent these items, adjusted net income attributable to shareholders would have been $24.3 million.  Further, we expect to achieve higher cost savings in the second quarter from the benefit of the elimination of the data access fees, lower unit costs for outside fees and services on seasonally higher revenue and the termination of a lease on a larger facility.  As a result, we believe we are on-track to achieve the objectives we established for the year as a leaner, operational and sales focused organization,” said William B. Shepro, Chief Executive Officer.

First quarter 2015 highlights include:

•                  The average number of loans serviced by Ocwen on REALServicing® was 2.4 million for the first quarter of 2015, an increase of 27% compared to the first quarter 2014

•                  The number of houses sold through Hubzu® was 8,305 for the first quarter 2015, an increase of 24% compared to the first quarter in 2014

(1)  This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure on page 6.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations.  Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management.  Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected.  The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.  The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: Altisource’s ability to retain existing customers and attract new customers; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity; and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.

Webcast

Altisource will host a webcast at 11:00 a.m. EDT today to discuss our first quarter results.  A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section.  Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.  A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Altisource

Altisource Portfolio Solutions S.A. is a premier marketplace and transaction solutions provider for the real estate, mortgage and consumer debt industries offering both distribution and content. Altisource leverages proprietary business process, vendor and electronic payment management software and behavioral science based analytics to improve outcomes for marketplace participants.  Altisource has been named to Fortune’s fastest growing global companies two years in a row.  Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended March 31,
	2015	2014
Service revenue
Mortgage Services	$144,381	$147,148
Financial Services	22,313	24,257
Technology Services	51,970	46,850
Eliminations	(10,848)	(8,296)
Total service revenue	207,816	209,959
Reimbursable expenses	31,956	28,795
Non-controlling interests	710	515
Total revenue	240,482	239,269
Cost of revenue	140,870	119,010
Reimbursable expenses	31,956	28,795
Gross profit	67,656	91,464
Selling, general and administrative expenses	52,406	43,534
Income from operations	15,250	47,930
Other income (expense), net:
Interest expense	(7,160)	(4,776)
Other than temporary impairment loss on HLSS equity securities	(3,285)	—
Other income (expense), net	3	47
Total other income (expense), net	(10,442)	(4,729)
Income before income taxes and non-controlling interests	4,808	43,201
Income tax provision	(400)	(3,055)
Net income	4,408	40,146
Net income attributable to non-controlling interests	(710)	(515)

Net income attributable to Altisource	$3,698	$39,631

Earnings per share:
Basic	$0.18	$1.76
Diluted	$0.18	$1.61

Weighted average shares outstanding:
Basic	20,172	22,509
Diluted	20,995	24,662

Transactions with related parties included above:
Revenue	$148,639	$145,558
Cost of revenue	10,288	7,288
Selling, general and administrative expenses	657	(242)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	March 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$105,623	$161,361
Available for sale securities - investment in HLSS	26,681	—
Accounts receivable, net	126,716	112,183
Prepaid expenses and other current assets	21,154	23,567
Deferred tax assets, net	4,987	4,987
Total current assets	285,161	302,098

Premises and equipment, net	126,521	127,759
Goodwill	90,851	90,851
Intangible assets, net	236,355	245,246
Other assets	21,793	22,267

Total assets	$760,681	$788,221

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$87,845	$111,766
Current portion of long-term debt	5,945	5,945
Deferred revenue	9,289	9,829
Other current liabilities	10,407	13,227
Total current liabilities	113,486	140,767

Long-term debt, less current portion	581,310	582,669
Deferred tax liabilities, net	2,670	2,694
Other non-current liabilities	21,334	20,648

Equity:
Common stock ($1.00 par value; 25,413 shares authorized and issued and 20,132 outstanding as of March 31, 2015; 25,413 shares authorized and issued and 20,279 outstanding as of December 31, 2014)	25,413	25,413
Additional paid-in capital	91,952	91,509
Retained earnings	369,964	367,967
Treasury stock, at cost (5,281 shares as of March 31, 2015 and 5,134 shares as of December 31, 2014)	(446,550)	(444,495)
Altisource equity	40,779	40,394

Non-controlling interests	1,102	1,049
Total equity	41,881	41,443

Total liabilities and equity	$760,681	$788,221

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended March 31,
	2015	2014

Cash flows from operating activities:
Net income	$4,408	$40,146
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	8,826	6,246
Amortization of intangible assets	8,891	9,466
Other than temporary impairment loss on HLSS equity securities	3,285	—
Change in fair value of acquisition related contingent consideration	148	—
Share-based compensation expense	443	658
Bad debt expense	607	1,755
Amortization of debt discount	127	46
Amortization of debt issuance costs	351	242
Deferred income taxes	(24)	461
(Gain) loss on sale or disposal of fixed assets	(19)	96
Changes in operating assets and liabilities:
Accounts receivable	(15,140)	(22,599)
Prepaid expenses and other current assets	2,413	(1,847)
Other assets	127	(1,014)
Accounts payable and accrued expenses	(27,559)	7,695
Other current and non-current liabilities	(2,822)	(5,042)
Net cash (used in) provided by operating activities	(15,938)	36,309

Cash flows from investing activities:
Additions to premises and equipment	(3,931)	(12,945)
Purchase of HLSS equity securities	(29,966)	—
Other investing activities	(4)	(300)
Net cash used in investing activities	(33,901)	(13,245)

Cash flows from financing activities:
Repayment of long-term debt	(1,486)	(994)
Proceeds from stock option exercises	203	401
Purchases of treasury stock	(3,959)	(35,766)
Distributions to non-controlling interests	(657)	(653)
Net cash used in financing activities	(5,899)	(37,012)

Net decrease in cash and cash equivalents	(55,738)	(13,948)
Cash and cash equivalents at the beginning of the period	161,361	130,324

Cash and cash equivalents at the end of the period	$105,623	$116,376

Supplemental cash flow information:
Interest paid	$6,655	$4,469
Income taxes paid, net	1,520	201

Non-cash investing and financing activities:
(Decrease) increase in payables for purchases of premises and equipment	$(3,638)	$684

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

NON-GAAP MEASURES

(in thousands, except per share data)

(unaudited)

Adjusted net income attributable to Altisource and adjusted diluted earnings per share are non-GAAP measures used by our Chief Operating Decision Maker, existing shareholders and potential shareholders to measure Altisource’s performance.  Adjusted net income attributable to Altisource is calculated by adding amortization of intangible assets (net of tax) to GAAP net income attributable to Altisource.  Adjusted diluted earnings per share is calculated by dividing net income attributable to Altisource plus amortization of intangible assets (net of tax) by the weighted average number of diluted shares outstanding.  Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended March 31,
	2015	2014

Net income attributable to Altisource	$3,698	$39,631

Amortization of intangible assets	8,891	9,466
Tax benefit on amortization of intangible assets	(741)	(669)
Amortization of intangible assets, net of tax	8,150	8,797

Adjusted net income attributable to Altisource	$11,848	$48,428

Diluted earnings per share	$0.18	$1.61

Amortization of intangible assets, net of tax, per diluted share	0.39	0.36

Adjusted diluted earnings per share	$0.56	$1.97

Weighted average shares outstanding - diluted	20,995	24,662